UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 12, 2005

LCC International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21213	54-1807038
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7925 Jones Branch Drive, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-873-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

NextWave Telecom Inc. ("NTI") and LCC International Inc. ("LCC") (through LCC, LLC, its predecessor in interest through merger) entered into an Agreement, dated March 12, 1996 (the "March 1996 Agreement"), and NTI, NextWave Personal Communications, Inc. ("NextWave") and LCI entered into a PCS Deployment Services agreement dated July 30, 1996 (together with the March 1996 Agreement the "1996 Agreements") under which NTI agreed to contract with LCC for LCC to provide not less that $50 million in radio frequency engineering services, program management services, and software and equipment to NTI over a five-year period. NextWave and a number of affiliates filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") on June 8, 1998; NTI joined the administratively consolidated bankruptcies on December 23, 1998.

The 1996 Agreements have been rejected by NTI and NextWave pursuant to their Chapter 11 plan of reorganization which was confirmed by the Bankruptcy Court on March 1, 2005.

In a settlement approved by the Bankruptcy Court on April 1, 2005, NextWave Broadband Inc. ("NextWave Broadband") (established to operate post-bankruptcy) has engaged LCC to provide: (a) radio frequency engineering design services, including, but not limited to, project plan and initial design, CW drive testing, final RAN design, RAN implementation, and RAN optimization; and (b) site development services, including but not limited to, procurement of materials, site identification and acquisition, zoning and permitting, site construction and site construction management, and other services generally offered by LCC and required by NextWave Broadband in connection with the design, implementation and/or optimization of broadband wireless systems by or for NextWave Broadband and/or its affiliates in the Las Vegas, Nevada metropolitan market (the "Las Vegas Market") and in other markets throughout the United States. NextWave Broadband will pay LCC for these services the sum of not less than $30 million over the next three years. In consideration of the new agreement, LCC has withdrawn its claims for damages arising from the rejection of the 1996 Agreements which it had filed in the Bankruptcy Court. The settlement does not affect LCC’s claims for pre-bankruptcy amounts outstanding and owed by NTI and NextWave or LCC’s equity interest in NTI; LCC previously sold those claims and interests. Neither does the settlement affect LCC’s pre-bankruptcy option to acquire further equity in NTI, which option LCC elected not to exercise and for which LCC expects to receive a cash distribution under the Bankruptcy Court confirmed plan. On April 12, 2005, the time for an appeal to be taken from the Bankruptcy Court’s April 1, 2005 order expired without an appeal having been filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC International, Inc.

April 22, 2005	By:	/s/ Terri L. Feely

Name: Terri L. Feely
Title: Vice President, Human Resources